FIRST AMENDMENT TO THE

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

This FIRST AMENDMENT dated September 7, 2023, amends the Amended and Restated Expense Limitation Agreement between The Hartford Mutual Funds, Inc. (“HMF”) and The Hartford Mutual Funds II, Inc. (“HMF II” and together with HMF, the “Companies”) and Hartford Funds Management Company, LLC (the “Adviser”), dated February 28, 2023 (the “Agreement”).

WHEREAS, the Companies and the Adviser entered into the Agreement to limit the total net annual operating expenses of the series of HMF and HMF II listed on Schedule A, Schedule B, and Schedule C to the Agreement;

WHEREAS, Hartford Schroders Diversified Growth Fund is a newly created series of HMF II and will commence operations on or about September 21, 2023;

WHEREAS, the Agreement limits the total net annual operating expenses for share classes A, C, I, R5, Y, F, and SDR of Hartford Schroders International Contrarian Value Fund (together with Hartford Schroders Diversified Growth Fund, each a “Fund” and collectively, the “Funds”) and such expense limitation arrangements are set to expire on February 29, 2024;

WHEREAS, Hartford Schroders International Contrarian Value Fund will publicly offer share classes A, C, R5, Y, and F on or about November 1, 2023;

WHEREAS, the Boards of Directors of HMF and HMF II have approved the terms and conditions of the expense limitation arrangements on behalf of the Funds; and

WHEREAS, the Companies and the Adviser wish to amend the Agreement to add Hartford Schroders Diversified Growth Fund and to extend the term of effectiveness for the current expense limitation arrangements for Hartford Schroders International Contrarian Value Fund;

NOW, THEREFORE, the Companies and the Adviser hereby agree as follows:

1.	The following is added as new Section 4:

4.

The Adviser hereby agrees to reimburse Fund expenses to the extent necessary to limit the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 6 below, to not exceed the specified amount for the class of shares of the Fund listed on Schedule D. The expense limitation arrangements under this Section 4 shall commence upon the Fund’s commencement of operations and shall continue until (and including) February 28, 2025.

2.	The following is added as new Section 5:

5.

The Adviser hereby agrees to reimburse Fund expenses to the extent necessary to limit the total net annual operating expenses, exclusive of “Excluded Expenses,” as that term is defined under Section 6 below, to not exceed the specified amount for the class of shares of the Fund listed on Schedule E. The expense limitation arrangements under this Section 5 are currently in effect and shall continue until (and including) February 28, 2025.

3.	The following is added as new Section 6:

6.	For purposes of this Agreement, the term “Excluded Expenses” shall mean as follows:

a)

For all Funds other than Hartford AARP Balanced Retirement Fund, Hartford Schroders Diversified Growth Fund, and The Hartford Conservative Allocation Fund: taxes; interest expenses; brokerage commissions; acquired fund fees and expenses; and extraordinary expenses.

b)

For Hartford AARP Balanced Retirement Fund and Hartford Schroders Diversified Growth Fund: taxes; interest expenses; brokerage commissions; acquired fund fees and expenses for investments in investment companies for which HFMC (or any of its affiliates) does not serve as investment manager; and extraordinary expenses.

c)	For The Hartford Conservative Allocation Fund: taxes; interest expenses; brokerage commissions; and extraordinary expenses.

4.	Section 4 is deleted and Sections 5 through 9 are renumbered Sections 7 through 11 and all cross references to such sections are revised accordingly.

5.	The following is added as Schedule D:

SCHEDULE D
Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Schroders Diversified Growth Fund	Class A: 1.10% Class C: 1.90% Class I: 0.80% Class R5: 0.75% Class Y: 0.75% Class F: 0.65% Class SDR: 0.65%

6.	Hartford Schroders International Contrarian Value Fund is removed from Schedule C.

7.	The following is added as Schedule E:

SCHEDULE E
Fund	Total Net Annual Operating Expense Limit (as a percent of average daily net assets)
Hartford Schroders International Contrarian Value Fund	Class A: 1.15% Class C: 1.95% Class I: 0.85% Class R5: 0.80% Class Y: 0.80% Class F: 0.70% Class SDR: 0.70%

8.	All other terms of the Agreement remain in effect.

[Signatures follow on next page]

THE HARTFORD MUTUAL FUNDS, INC.

By: /s/ Thomas R. Phillips
Name: Thomas R. Phillips
Title: Secretary and Vice President

THE HARTFORD MUTUAL FUNDS II, INC.

By: /s/ Thomas R. Phillips
Name: Thomas R. Phillips
Title: Secretary and Vice President

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By: /s/ Gregory A. Frost
Name: Gregory A. Frost
Title: Chief Financial Officer

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